Exhibit 99.1

Getty Images Stockholders Vote to Approve Acquisition by Hellman & Friedman

SEATTLE – June 20, 2008 – Getty Images, Inc. (NYSE: GYI) announced that its stockholders voted at a special meeting today to adopt the merger agreement entered into on February 24, 2008 providing for the acquisition of Getty Images by affiliates of the private equity firm Hellman & Friedman LLC.

Adoption of the merger agreement was subject to two votes. Under Delaware law, the merger agreement was required to be adopted by the holders of a majority of the shares of the company’s common stock outstanding on the record date of May 20, 2008. Holders of approximately 75% of these shares voted in favor of the adoption of the merger agreement, representing 96% of the votes cast.

In addition to the vote required under Delaware law, the merger agreement was required to be adopted by the holders of a majority of the shares of the company’s common stock present in person or by proxy and voting at the special meeting, other than Getty Investments L.L.C., Mark Getty, The October 1993 Trust, Cheyne Walk Trust, Ronald Family Trust B and Jonathan Klein. Holders of approximately 95% of these shares voted in favor of the adoption of the merger agreement.

Under the terms of the merger agreement, Getty Images stockholders will receive $34.00 in cash, without interest, for each share of Getty Images common stock held at the effective time of the merger. Subject to the satisfaction or waiver of customary closing conditions, the transaction is anticipated to close during the week of June 30, 2008.

About Getty Images

Getty Images is the world’s leading creator and distributor of still imagery, footage and multimedia products, as well as a recognized provider of other forms of premium digital content, including music. Getty Images serves business customers in more than 100 countries and is the first place creative and media professionals turn to discover, purchase and manage images and other digital content. Its award-winning photographers and imagery help customers produce inspiring work which appears every day in the world’s most influential newspapers, magazines, advertising campaigns, films, television programs, books and Web sites. Visit Getty Images at http://www.GettyImages.com to learn more about how the company is advancing the unique role of digital media communications and business, and enabling creative ideas to come to life.

Forward-Looking Statements

Some of the statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, assumptions and projections about our business as of the time the statements are made. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause our actual results to differ materially from our past performance and our current expectations, assumptions and projections. Differences may result from actions taken by us as well as from risks and uncertainties beyond our control. These risks and uncertainties include, among others, (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the merger due to the failure to satisfy conditions to completion of the merger; (iii) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (iv) the ability to recognize the benefits of the merger; (v) the amount of the costs, fees, expenses and charges related to the merger; (vi) currency fluctuations; (vii) the company’s ability to integrate and grow recently acquired businesses and pursue new business strategies; (viii) changes in the economic, political, competitive and technological environments; and (ix) system security, upgrades, updates and service interruptions. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review the reports filed by the company with the Securities and Exchange Commission, in particular the company’s Annual Report on Form 10-K for the year ended December 31, 2007 and the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008. Except as required by law, the company does not intend to update or revise any forward-looking statements.

Contacts

Investors:

Tom Oberdorf

SVP, Chief Financial Officer

206.925.6005

tom.oberdorf@gettyimages.com

Media:

Edelman for Getty Images

Christopher Mittendorf/ John R. Dillard

212-704-8134/212-704-8174

Christopher.Mittendorf@edelman.com

John.Dillard@edelman.com

Getty Images

Bridget Russel

Senior Director, Corporate Communications

206.925.6405

bridget.russel@gettyimages.com

Alison Crombie

Senior Director, Public Relations

+44 (0) 207 424 8081

alison.crombie@gettyimages.com

Hellman & Friedman LLC

Steve Bruce / Pen Pendleton

The Abernathy MacGregor Group

212-371-5999

sb@abmac.com

pwp@abmac.com